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                                                                  EXHIBIT 10.10


                         -----------------------------

                              BIEX, INC. 401(K)
                               RETIREMENT PLAN















                                    1/1998



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                              PLAN ARRANGED BY

                           SEDGWICK JAMES OF CALIF
                                160 SPEAR ST
                              SAN FRANCISCO CA
                                 94105-1542
                               (415) 983-5736

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                               PLAN HIGHLIGHTS

Plan Highlights briefly describes your plan. The rest of this booklet explains in greater detail how the plan works.

We started your plan on January 1, 1998.

Your plan:

     -- Lets you save from 1% to 15% of your pay. You reduce your total taxable income by saving under the plan. That reduces your current taxes. You will be taxed on this money when you receive it later as a benefit.

     -- May match a percentage, as determined by us, of your savings contributions. That's extra money for you.

     --  May provide more money for you through discretionary contributions.

     -- Provides that your account resulting from any money you contribute always belongs to you. Ownership of your account from other contributions for you depends on your service.

     -- Gives you tax deferral on any earnings until you receive them as benefits.

     -- Offers several different ways to receive your benefits. You choose the right options for you.

If you are already making savings contributions, you are on your way to a more secure future and enjoying savings today. If you haven't signed up to make savings contributions, there's still time to start.

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ABOUT THIS BOOKLET

This booklet is the summary plan description. It explains how your plan works, when you qualify for benefits, and other information.

The plan is much more detailed and it governs your benefits.

Ask your plan administrator if you have questions. Part 6 of this booklet lists your plan administrator's name and address.


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                              TABLE OF CONTENTS

          JOINING THE PLAN                                  PART 1

             -- When You Join
             -- Signing Up
             -- Changes in Your Membership

          CONTRIBUTIONS TO THE PLAN                         PART 2

             -- Your Savings Contributions
             -- Our Matching Contributions
             -- Our Discretionary Contributions
             -- Helpful Terms
             -- Limits

          YOUR ACCOUNT: OWNERSHIP AND
             GENERAL INFORMATION                            PART 3

             -- Your Account
             -- Investing Your Account
             -- Vesting in Your Account
             -- Before Your Vesting Percentage is 100%
             -- What Happens to Forfeitures
             -- You Can Borrow From Your Account

          WHEN THE PLAN PAYS BENEFITS                       PART 4

             -- At Retirement
             -- Withdrawals From Your Account
             -- At Termination
             -- At Death
             -- Tax Considerations

                                       3

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          HOW THE PLAN PAYS BENEFITS                        PART 5

             -- Forms to Choose
             -- Choosing at Retirement
             -- Choosing Death Benefits Before Benefits Begin

          IMPORTANT INFORMATION FOR YOU                     PART 6

             -- Your Rights
             -- A Spouse's Rights
             -- The Plan Administrator
             -- Direct Rollovers
             -- Past Contributions
             -- Top-heavy Plans
             -- Assigning Your Benefits
             -- Your Social Security Benefits
             -- Claiming Benefits Under the Plan
             -- Changing or Stopping the Plan
             -- Our Plan and the Pension Benefit Guaranty
                Corporation
             -- Facts About the Plan


                                       4

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                          PART 1 JOINING THE PLAN
                           ---------------------

WHEN YOU JOIN

You join the plan an an active member on the January 1, April 1, July 1 or October 1 on or after you become an employee.

SIGNING UP

To make savings contributions, you complete a "salary deferral agreement" before the pay period in which you want to start saving. Part 2 tells you more about these contributions.

You need to complete a form naming the person who will receive any death benefit if you die before retirement. If you name someone other than your spouse and you have been married one year, your spouse must agree to your selection. Part 6 tells you more about your spouse's rights.

You must complete a form telling us how you wish to use the investment options available for your account (see Part 3).

CHANGES IN YOUR MEMBERSHIP

You become an inactive member on the date you no longer work for us.

You stop being a member on the date you are not an employee and your account is zero.

You rejoin the plan as an active member when you work another hour for us.


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                       PART 2 CONTRIBUTIONS TO THE PLAN
                               ------------------

Plan contributions create an account for you. That account holds your money. Contributions share in investment earnings or losses. You don't pay taxes on any earnings until later--when you receive that money.

YOUR SAVINGS CONTRIBUTIONS

When you sign up, you tell us how much of your pay you want to save. You may save as much as 15% or as little as 1% of your pay. You sign up by completing a salary deferral agreement. You may begin your savings contributions on the date you enter the plan. If you don't begin these contributions at that time, you may only begin or change the amount of them on any following January 1, April 1, July 1 or October 1. You may stop your savings contributions at any time. You must complete a salary deferral agreement in writing before the pay period in which these contributions begin, change or stop.

Your pre-tab savings contributions:

  - MAY GIVE you an additional return on your dollars through our matching contributions.

  -  BUILD income for your retirement years.

  - REDUCE your income taxes, letting you save for the future with dollars you would otherwise pay in current taxes.

  - MAY PROVIDE investment earnings that aren't taxed until you get your benefits.


                                      6

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Social Security tax is based on your income before you save.  That means your
Social Security benefits stay the same no matter how much you save.

Federal law limits the amount you can save. You can find information about the limits at the end of Part 2.

OUR MATCHING CONTRIBUTIONS

Our matching contributions give you an additional return on the amount you save. As of each December 31, if you are eligible, we may make a matching contribution equal to a percentage of your savings contributions. If we make one, we choose the percentage.

You are eligible for a matching contribution on any December 31, if you are an active member on that date.

OUR DISCRETIONARY CONTRIBUTIONS

We may make a discretionary contribution each plan year. "Discretionary" means we choose the amount of the contribution and whether or not it will be made.

We divide this contribution among members eligible for a share on December
31.  You are eligible if you are an active member on that date.

To figure your share, we multiply our discretionary contribution by this fraction:

     a)   your annual pay divided by

     b)   the total annual pay of all members getting a share.


                                      7

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HELPFUL TERMS

ANNUAL PAY is your pay for the year ending on the latest December 31.

PAY is your total pay, including your savings contributions, but excluding any expense repayments or other allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits.

SAVINGS CONTRIBUTIONS are your before-tax contributions. These are also called "elective deferrals" or "401(k) contributions."

LIMITS

The law limits the amount you can save in any tax year. For 1998, the limit under all plans of our type is $10,000. This limit is adjusted each year for cost of living changes. If you are also a member of a plan of an unrelated employer, this limit applies to the amount you save under both plans. If you are over the limit, you should request one or both plans to pay any excess to you. Only amounts over the limit may be paid to you, but you may choose whether it is paid from one or both plans. If you don't have the excess paid to you, it is taxable to you, but stays in the plans to be taxed again later when you receive it. Under our plan, you must tell the plan administrator by March 1 of the following year if you want any excess paid to you. If excess savings contributions are paid to you, any matching contributions made because of those savings contributions will be forfeited.

If you are a highly paid employee, the law may limit your contributions and our matching contributions. Because of the limit, we will either restrict the amount you can contribute in the future, or return your contributions over the limit. Your returned savings contributions will be treated as regular taxable income. If savings contributions are paid to you, any matching contributions made because of these savings

                                       8

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contributions will be forfeited. Other vested contributions over the limit will be paid to you. The amount paid to you will include any earnings. Matching contributions that are not vested and are over the limit will be forfeited.

Matching contributions which are forfeited because of these limits reduce our future contributions.

The law limits the amount of pay that may be used to determine contributions. Certain highly paid employees and their family members are treated as a single employee for purposes of this limit. The law also limits the contributions and benefits under all plans of a single employer or group of related employers to the lesser of a percent of pay or a dollar amount. The limits are fairly high so few people should be affected unless they are highly paid or a family member of certain highly paid employees or they are covered by more than one plan.

Ask your plan administrator if you want to know more about these limits.

                                       9



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                                 PART 3 YOUR ACCOUNT:
                          OWNERSHIP AND GENERAL INFORMATION
                                  -----------------

YOUR ACCOUNT

Your contributions and the contributions we make for you are credited to your account. Your account equals the current value of these contributions.

INVESTING YOUR ACCOUNT

The plan funds, including your account, are invested to provide benefits under the plan. The trustee decides which investment options are available for your account.

Some investment options might have penalties or charges that apply when you remove money from them. Your plan administrator can tell you more about these and when they will apply.

You decide how to use the investment options for your savings contributions and our contributions for you.

The plan administrator will tell you more about the investment options.

VESTING IN YOUR ACCOUNT

The part of your account you own (to which you always have a right) is called your vested account.

You are always 100% vested in the part of your account resulting from the following:

    -   Savings contributions

    -   Past contributions (see Part 6)


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You own a percentage of your account from all other contributions. This is your vesting percentage.

Your vesting percentage will be 100% if you are working for us on or after the earliest of these dates:

    - The date you meet the age and service requirement(s) for early retirement (see Part 4).

    -   The date you reach age 65.

    -   The date you become totally disabled as defined in the plan.

    -   The date you die.

Before that date, the schedule below determines your vesting percentage:

                Years of                       Vesting
             Vesting Service                 Percentage

               Less than 1                         0
                    1                             25
                    2                             50
                    3                             75
               4 or more                         100

VESTING SERVICE means the sum of your periods of service. A period of service begins when you start working for us. It ends on the earlier of the date you stop working (you quit or are discharged) or the date you are absent from work one year. Any period of time of less than one year when either you are not working for us, or you are absent from work because of vacation or some other reason, will count as a period of service.


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BEFORE YOUR VESTING PERCENTAGE IS 100%

You may have to give up (forfeit) some of your account as explained below.

If you have forfeiture date, you forfeit any part of your account that is not vested. (You do not forfeit anything if your vesting percentage is 100%.) You have a forfeiture date on the last day of the five consecutive one-year breaks in service.

If you stop working for us before your vesting percentage is 100% and then die, your vesting percentage does not change and the part of your account that you do not own becomes a forfeiture.

You forfeit your account from our matching and discretionary contributions if you stop working for us when your vesting percentage is zero and you receive your vested account. We will restore this forfeited amount if you come back to work before a forfeiture date.

If you stop working for us when your vesting percentage is between zero and 100 percent and you are paid your vested account from our matching and discretionary contributions, the part of your account you do not own is forfeited. You may rebuild your account by repaying these contributions if you come back to work. The repayment must be made before the earlier of:

     / / The date five years after the date you come back to work.

     / / The end of the first period of five consecutive one-year breaks in service beginning after you receive the payment.


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Your account will not be restored if a forfeiture date occurs before the date repayment is made.

BREAK IN SERVICE means a period of service ends and you do not work another hour for us within one year. Federal law delays a break in service for: your pregnancy, birth of your child, placement of a child with you by reason of your adoption of such child, or your caring for such child following such birth or placement.

WHAT HAPPENS TO FORFEITURES

An amount given up by a member is called a forfeiture. Forfeitures stay under the plan and are used to offset our next contributions.

YOU CAN BORROW FROM YOUR ACCOUNT

Loans are available under that plan. As rules issued by the Department of Labor emphasize, however, the plan's primary purpose is to provide retirement income for you. These rules help make sure your money is available when you retire.

You must be a party-in-interest who is a participant or beneficiary to receive a loan. The Employee Retirement Income Security Act of 1974 (ERISA) defines a party-in-interest. Most people cease to be a party-in-interest when they stop working for us. Loans are made on a reasonably equal basis under the plan's loan policy. That means the limits and rules in the following paragraphs apply in the same way to all such members.

The loan will be limited to the amount you may borrow without the loan being treated as a taxable distribution to you. Generally, the loan may not be more than 50% of your vested account or $50,000, if less. The minimum loan is $1,000. Only one loan may be outstanding at a time. Your vested account will provide the security for the loan. You may not use your account as security for a loan outside the





                                       13

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plan.

To apply for a loan, you must complete a written application on forms provided by the loan administrator (see Part 6). You'll be asked for important credit information and earnings history. This is the type of information a bank or other lending institution would request. It's used as a guide to grant loans and helps assure that borrowers can repay the loan as required. You must give the loan administrator permission to check on your credit history. Only members who are creditworthy will be granted loans.

A penalty or charge might apply if you make a loan. Talk to your loan administrator before you complete the form.

If you are married, Federal law requires you to have your spouse's consent to make or revise a loan. Part 6 tells you more about your spouse's rights.

The interest rate will be based on the rates available for similar loans from commercial lending institutions. The loan administrator periodically examines the rates such lenders are using. Once a loan is granted, the interest rate on that loan will not change.

When you are granted a loan, you will need to sign a "promissory note." A promissory note is your written promise to repay the loan. The note will contain information about your loan such as the amount loaned to you, the interest charged, and any processing fees or late charges. You must assign the security for the loan to the plan when the loan is granted.

As you repay the loan, the principal and interest are credited to your account. A loan to a member does not affect the account of any other member.

Payment due dates and the length of the repayment period will be set out in the promissory note. Payments will be due at least quarterly. The repayment period won't be longer than


                                      14

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five years. Payroll deduction will be used to repay the loan if available.
You may repay the loan before it is due. A processing fee may be charged as set out in the promissory note for payments which are not made by payroll deduction.

When you cease to be a party-in-interest, the balance of any outstanding loan is due.

A penalty may apply if a loan payment is late as set out in the promissory note. A default occurs if a payment is more than 31 days late. Amounts then due may be recovered in the following steps:

    -  Increased payroll deduction in later pay period.

    -  Separate payment.

    -  Use of any part of your vested account
       available for distribution to you.

    -  Renegotiation of loan.

If any amount remains due more than 90 days, the entire loan is outstanding and any other amount due becomes immediately due and payable. To recover the amount due, the plan may use any part of your vested account available for distribution to you. The outstanding loan is taxable to you.

Processing fees, late charges or extra costs incurred by the plan if you default on a loan will be charged to your account.

If you are interested in a loan, contact the loan administrator.


                                      15
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                       PART 4 WHEN THE PLAN PAYS BENEFITS

                    ----------------------------------------

Your vested account will be used to provide benefits. This part describes when those benefits are provided.

AT RETIREMENT

Unless you choose otherwise, benefits will start on your normal retirement date if you are not working for us and you have a vested account under the plan. You may choose to have benefits paid on this date even if you are still working for us.

You may choose to have your benefits paid on your early retirement date.

If you continue working for us after your normal retirement date, you may have your benefits start on your late retirement date.

NORMAL RETIREMENT DATE means the first day of the month on or after the date you reach 65.

EARLY RETIREMENT DATE means the first day of any month you choose which is on or after the latest of:

    -   The date you stop working for us.

    -    The date you reach age 55.

    -    The date you have 4 years of vesting service (see Part 3).





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LATE RETIREMENT DATE means, if you continue working for us after your normal retirement date, the first day of the month on or after the date you stop working. You may choose to have your benefits start on the first day of any month after your normal retirement date and before you stop working. If you do, that date becomes your late retirement date.

It's possible to have your benefits begin after your retirement date. If you think you would like to delay your benefits, talk to the plan administrator before your retirement date.

Your benefits must start by April 1 following the calendar year in which you reach age 70 1/2, even if you are still working. Special rules apply if you were age 70 1/2 before January 1, 1989.

WITHDRAWALS FROM YOUR ACCOUNT

If you are age 59 1/2 or older, you may withdrawal all or any part of your vested account resulting from:

    -    Savings contributions

    -    Matching contributions

    -    Discretionary contributions

You may make this withdrawal two times during any one-year period.

If you have a financial hardship, you may be able to withdraw all or any part of your vested account resulting from:

    - Savings contributions (but none of the income earned on such contributions)

    -    Matching contributions






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    -    Discretionary contributions

FINANCIAL HARDSHIP means your need is immediate and heavy. Federal rules allow hardship withdrawals for these reasons:

    - To pay medical expenses for you, your spouse or your dependents (as defined in Section 152 of the Internal Revenue Code) which are not repaid to you by insurance or otherwise.

    - To purchase your primary home, stop eviction from your primary home, or stop foreclosure on such home.

    - To pay tuition and related educational fees for the next 12 months of college for you or your spouse, child or dependent.

You may have a withdrawal for financial hardship only if you have received all other withdrawals or loans available to you under our plan(s). You may not withdraw more than the amount of your immediate and heavy financial need. The amount of the withdrawal may include the amount of taxes that will result from the withdrawal. After the withdrawal, you may not make savings or other contributions to our plan(s) for 12 months. Also, the savings contributions you make in your taxable year after the withdrawal can't be more than the current legal limit less the amount of your savings in the year you received the withdrawal.

Your request for withdrawal must be in writing on a form provided by the plan administrator. You must complete and return it before the date of withdrawal. Federal law may require you to have your spouse's consent.

A penalty or charge might apply if you make a withdrawal. Talk to your plan administrator before you complete the form.





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AT TERMINATION

If your vested account has never been more than $3,500, it will be paid to you in a single sum after you stop working for us.

If your vested account has been more than $3,500, you may:

      - Leave your account under the plan. It will continue to participate in the plan investments and provide benefits when you retire or die.

      - Have all or any part of your vested account paid to you after you stop working for us. You may choose from the forms of benefit described in
          Part 5. If you don't choose a form or your spouse revokes consent (see
          Part 6), your benefits are paid as described in Part 5.

Federal law may require you to have your spouse's consent (see Part 6).

A penalty or charge might apply if you take all or any part of your account in a single sum. Talk with your plan administrator before making this choice.

AT DEATH

If you die before benefits start, your vested account will be paid to your spouse or beneficiary under one or more of the forms available under the plan (see Part 5).

If you die after you start receiving benefits, death benefits will be paid according to the form you chose. Not all forms have death benefits.


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TAX CONSIDERATIONS

Benefits you receive are normally subject to income taxes. You may be able to postpone or reduce the taxes that would otherwise be due. In addition, benefits you receive before age 59 1/2 may be subject to a 10% penalty tax.

Each person's tax situation differs. Your financial advisor can help you decide the best way for you to receive benefits.


                                          20
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                          PART 5 HOW THE PLAN PAYS BENEFITS
                          ---------------------------------

You make an important choice when you decide how to receive your benefit. Things to consider include the money you will need every month, any death benefits you want to provide, and your tax situation.

You may choose to have your vested account paid under one or more of the optional forms available under the plan. Your plan administrator or tax advisor can help you make your choice. You may also call The Principal Financial Group at this toll-free number for answers to your benefit questions: 1-800-255-6613.

If your vested account has never been more than $3,500, it will be paid to you in a single sum. There is no choice to be made.

The amount of payments will depend on the amount of your vested account, your age, the age of your survivor and the optional form chosen.

FORMS TO CHOOSE

The plan offers the following optional forms of benefit:

     / / A monthly income to you for life. No benefits are payable after your death.

     / / A monthly income to you for life. If you die before the end of a period (you may choose 5, 10 or 15 years), payments continue to your beneficiary to the end of the period.

     / / A monthly income to you for life. If you die before the total amount paid equals your vested account, payments continue to your beneficiary until the total does equal your vested account.


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     / /  A monthly income to you for life. You choose a percentage (50%,
          66 2/3%, or 100%) of your monthly income to continue for the lifetime of a survivor you name. If both you and your survivor die before the total amount paid equals your vested account, payments continue to your beneficiary until the total does equal your vested account.

     / / A monthly income paid to you for a fixed period of time (not less than 60 months).

     / / A series of flexible income payments to you. You choose the amount you wish to receive each year. A minimum payment first applies in the year you turn age 70 1/2, It is based on how long you and, if you are married, your spouse, are expected to live. Each year the minimum is refigured based on your, and if you are married, your spouse's, current life expectancy and the value of your then remaining account. For example, if you and your spouse are expected to live 20 years, then 1/20th of your vested account must be paid to you that year. You may elect a larger payment if you wish. If you die before your vested account has been paid to you, the balance will be paid to your beneficiary in a single sum.

          After benefits begin, you may choose to have the balance of your vested account paid to you under one of the other income forms.

     / /  Your vested account paid to you in a single sum.

A penalty or charge might apply if you take all or any part of your account in a single sum. Talk with your plan administrator before making this choice.

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CHOOSING AT RETIREMENT

You may choose any of the optional forms of benefit. Your choice must be made within 90 days of the date benefits begin. (Federal rules may limit the forms available to you.) You may change or cancel your choice at any time before benefits start. Part 6 explains your spouse's rights.


If you don't have a choice in effect or your spouse revokes consent, your benefits are paid in this way:


  - If you are married, benefits are paid to you monthly for life. After your death, 50% of your monthly income is paid to your spouse for as long as your spouse lives. If both you and your spouse die before the total amount paid equals your vested account, payments continue to your beneficiary until the total does equal your vested account.


  - If you are single, benefits are paid to you monthly for life. If you die before the total amount paid equals your vested account, payments continue to your beneficiary until the total does equal your vested account.


CHOOSING DEATH BENEFITS BEFORE BENEFITS BEGIN

You may name a beneficiary and choose an optional form for death benefits at any time. A series of income payments with a minimum amount paid each year is available only if you name your spouse as your beneficiary, Federal rules may limit the forms so talk with your plan administrator about any form you wish to choose. Part 6 explains your spouse's rights.

You may change or cancel a choice at any time.

If your vested account has never been more than $3,500, it will be paid to your spouse or beneficiary in a single sum.

If you don't have a choice in effect or your spouse's consent is revoked, death benefits are paid this way:


  - If you have been married for the full year before your death, death benefits are paid to your spouse monthly for as long as your spouse lives. If your spouse dies before the total amount paid equals your vested account, payments continue to your spouse's beneficiary until the total does equal your vested account.


     Your spouse may choose another form of payment and may choose when benefits start. Benefits must start before you would have reached age 70 1/2. If you are 70 1/2 or older when you die, benefits must start by the end of the next calendar year. If your spouse dies before benefits start, your vested account is paid to your spouse's beneficiary in a single sum.


  - If you haven't been married for the full year before your death, death benefits are paid to your beneficiary in a single sum.

If you name a beneficiary but do not choose a form of payment, your beneficiary may choose the form. Because of Federal rules about the starting date for benefits, your beneficiary should contact the plan administrator less than one year after your death.

Any choice of the form of payment by your spouse or beneficiary must be made before benefits begin.

                         PART 6 IMPORTANT INFORMATION FOR YOU
                              ------------------------

YOUR RIGHTS

As a member of the plan you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).


     a) You can examine all plan documents, without charge, at your plan administrator's office and at other specified locations, such as worksites. This includes insurance contracts and all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

     b) You can get copies of all plan documents and other plan information upon written request to your plan administrator. Your administrator may make a reasonable charge for the copies.

     c)   You will get a summary of the plan's annual financial report.

     d) You can get, once a year, a statement of your account values and what part of these values would be yours if you stop working under the plan now. If you don't have a right to these values, the statement will tell you how many more years you have to work to get a right to all or a part of these values. If you don't automatically get this statement, you can request it.


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

The government requires the following statement:

In addition to creating rights for plan members, ERISA defines the duties of the people who operate the plan. These people are called "fiduciaries," from the Latin word meaning "trust" or "confidence." Fiduciaries must perform their duties in the interest of the plan members and beneficiaries.

The law also provides that you can't be fired or discriminated against to prevent you from obtaining a benefit or exercising your rights guaranteed by ERISA. If all or a part of your claim is denied, you must get a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

Under ERISA you can take certain steps to enforce the rights described above. For example, if you request plan materials you must get them within 30 days. However, if you haven't received the materials after about 20 days, it might be a good idea to check with your plan administrator to see if there are problems in giving you the materials you requested. Then, if you haven't received them within 30 days of your request, you can file suit in Federal court. The court can require your plan administrator to provide the materials and pay you up to $100 for each day of delay until you get the materials, unless they weren't sent because of reasons beyond your administrator's control. Or, if all or a part of your claim for benefits is denied or ignored, you may file suit in a state or Federal court or you can ask the U.S. Department of Labor for help. If you think plan fiduciaries are misusing the plan's money, or you feel you are being discriminated against for exercising your rights, you can get assistance from the U.S. Department of Labor or file suit in Federal court. Any time you sue, the court will decide who should pay court costs and fees. If you win, the court may order the person you've sued to pay these costs and fees. If you lose, you may have to pay these costs and fees.


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If you have any questions about the plan, contact your plan administrator. If you have any questions about your rights under ERISA, contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

A SPOUSE'S RIGHTS

Other parts of this booklet refer to a spouse's rights. Federal law gives these rights to a spouse for his or her protection.

Your spouse must consent to the start of your benefits before the date you reach age 65. No consent is needed if your benefits are to be paid to you monthly for life with 50% of your monthly income paid to your spouse after your death.

Your spouse must consent to any form of benefit which does not pay a monthly income to you for life with 50% of your monthly income paid to your spouse after your death. Your spouse has the right to limit consent to a specific optional form of benefit or to limit consent to a specific beneficiary for any form which pays a death benefit. Your spouse can give up one or both of these rights.

Spousal consent may not be needed if your benefits are to be paid to you in a form that is not a lifetime income, even if these benefits are paid to you early.

If you have been married for a full year, your spouse must consent to any beneficiary you name for death benefits which are payable if you die before your benefit payments start. Any consent given by your spouse before the first day of the plan year in which you reach age 35 will not be valid after the first day of that year. A new consent must be obtained. If you stop working before this date, however, any consent given by your spouse after you stop working will remain valid for benefits from contributions made before you stopped working.


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Because a loan may reduce benefits payable to the spouse at a later date, your spouse must consent to a loan.

Your spouse's consent may let you make future changes without his or her consent. If it does not, you will need a new consent to make a new choice. You do not need your spouse's consent to cancel a choice.

Your spouse may revoke consent at any time before benefits begin or before your death, whichever applies. A spouse's consent is not valid for a former or a future spouse of yours, except consent to a loan is binding on a future spouse.

THE PLAN ADMINISTRATOR

The plan administrator has the full power to decide what the plan provisions mean; to answer all questions about the plan, including those about eligibility and benefits; and to supervise the administration of the plan. The plan administrator's decisions are final.

DIRECT ROLLOVERS

Certain benefits which are payable to you may be paid directly to another retirement plan, individual retirement account or individual retirement annuity. Your plan administrator will give you more specific information about this option when it applies.

PAST CONTRIBUTIONS

Under certain circumstances, you may rollover an amount from another retirement plan to this plan. This amount comes from contributions made because of your past membership in that other plan. This is a rollover contribution and it becomes a part of your vested account. Rollover contributions must meet Federal rules so ask your plan administrator it you are interested in knowing more about them.


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You decide how to use the investment options for your rollover contributions.

You may withdraw your rollover contributions at the same time(s) as you may withdraw those contributions allowed to be withdrawn in Part 4.

A penalty or charge might apply if you make a withdrawal, so talk to your plan administrator first.

TOP-HEAVY PLANS

We test our plan once a year to see if it is top-heavy. It would be top-heavy if the account values for key employees exceed 60% of the account values for all employees. Distributions made in the last five years are counted as an account value.

In general, a key employee is an officer or owner. Not all officers or owners are key employees. Factors taken into account are the number of officers or owners and their amount of pay or percentage of ownership.

For any year in which a plan is top-heavy, there are minimum requirements for contributions and vesting.

Your plan administrator can tell you if our plan is top-heavy and if the minimums or reduced limits apply.


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

ASSIGNING YOUR BENEFITS

Benefits under the plan cannot be assigned, transferred, or pledged to someone else. The plan does make an exception for certain qualified domestic relations orders such as alimony payments or marital property rights to a spouse or former spouse. Your plan administrator will set up procedures to determine if a domestic relations order is qualified.

YOUR SOCIAL SECURITY BENEFITS

Your benefits from this plan are in addition to your benefits from Social Security. You should make your application for Social Security (and Medicare) benefits three months before you wish Social Security payments to begin.

CLAIMING BENEFITS UNDER THE PLAN

Apply for benefits to your plan administrator. You'll need to complete all necessary forms and supply needed information, such as the address where you will get your checks.

Your claim will be reviewed and a decision made within 90 days. In some cases the decision may be delayed for an additional 90 days. If so, you will be notified in writing.

If you make a claim and all or part of it is refused, you'll be notified in writing. You'll be told (1) why your claim was refused, (2) the specific provisions of the plan governing the decision, (3) what additional information is needed, if any, and (4) what steps you should take to have your claim reviewed.

You have 60 days after you receive written notice your claim is refused to make written appeal to your plan administrator. You or your representative may also review plan documents and submit issues and comments in writing,

A decision will be made on your appeal within 60 days. In some cases the decision may be delayed for an additional 60 days. If so, you will be notified in writing.

You will be notified in writing if your appeal is refused and given exact reasons for the decision.

CHANGING OR STOPPING THE PLAN

The plan can be changed at any time. We will notify you of any changes that affect your benefits.

Benefits you have earned as of the date the plan is changed may not be reduced except as required by law. If the plan is changed, the plan administrator can tell you which benefits and forms of payment are preserved for you.

An earlier version of the plan may continue to apply in certain situations. For example, members who stop working for us have their eligibility for benefits determined under the version in effect when they stopped working.

The plan can be terminated (stopped). If the plan is terminated, your account will be 100% vested and nonforfeitable. Your account will be held under the plan and continue to accrue investment earnings until it is used to provide benefits according to the terms of the plan.

OUR PLAN AND THE PENSION BENEFIT GUARANTY CORPORATION (PBGC)

Because our plan is a defined contribution plan, we keep individual accounts for all members, The Employee Retirement Income Security Act of 1974 (ERISA) excludes plans like this one from insurance provided through the PBGC.


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


FACTS ABOUT THE PLAN

PLAN SPONSOR AND IDENTIFICATION NUMBER

BIEX, INC.
6693 SIERRA LANE, SUITE F
DUBLIN CA 94568-2663

EIN: 84-1183276

PLAN NAME AND PLAN NUMBER

BIEX, INC. 401(K) RETIREMENT PLAN

PN: 001

TYPE OF PLAN

401(K) PROFIT SHARING

PLAN ADMINISTRATOR

BIEX, INC.
6693 SIERRA LANE, SUITE F
DUBLIN CA 94568-2663
TELEPHONE: (510) 556-0300

TYPE OF ADMINISTRATION

TRUSTEE

LOAN ADMINISTRATOR

HUMAN RESOURCES

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PLAN YEAR

JANUARY 1 THROUGH DECEMBER 31

FIRMS USED TO INVEST PLAN FUNDS

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
711 HIGH ST
DES MOINES IA 50392-0001

TRUSTEE(S) OF THE PLAN

JAMES EDLUND
PRESIDENT & CEO
6693 SIERRA LANE, SUITE F
DUBLIN CA 94568

ED LUCE
CHIEF FINANCIAL OFFICER
6693 SIERRA LANE, SUITE F
DUBLIN CA 94568

AGENT FOR LEGAL PROCESS OF THE PLAN

CHIEF FINANCIAL OFFICER
BIEX, INC.
6693 SIERRA LANE, SUITE F
DUBLIN CA 94568-2663

Service of legal process may also be made on your plan administrator or a plan trustee.

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PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
Des Moines, Iowa 50392-0001